Exhibit 10.3
IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF TEXAS
SHERMAN DIVISION

SUNSET MANAGEMENT, LLC,	§	CIVIL ACTION NO. 4:06-CV-18

Judge Schneider/Judge Bush
Plaintiff/Counter-Defendant,

VS.	§

AMERICAN REALTY INVESTORS, INC, et al.,	§

Defendants/Counter-Plaintiffs.	§
FORBEARANCE AND SETTLEMENT AGREEMENT
     The Parties have agreed to the full and complete settlement of all disputes on the basis of the Satisfaction outlined below or, at Borrowers’(as identified in the signature block below) option, the Alternative Satisfaction, also outlined below.
  I.
GENERAL CONDITIONS
     1. The parties will cause a final judgment (the “Judgment”) to be entered in the U.S. District Court for the Eastern District of Texas against all of the Borrowers in the amount of $62,000,000, which will bear interest at the highest post-judgment rate allowed by law. Pursuant to the agreement set forth below, Sunset Management, LLC (“Sunset” or “Lender”) will forbear from enforcing said judgment on the terms set forth below (the “Forbearance Agreement”). If: (a) all of the terms and conditions of the “Satisfaction” or “Alternative
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Satisfaction” are met; (b) no default in the payment of any sums due has occurred; and (c) no other default has occurred that has not been cured within the applicable curative period following notice of such default to Borrowers as provided for herein, then Sunset will file a Satisfaction of Judgment within five (5) business days following the earlier of the following dates: (i) the date that all of the terms of the Satisfaction or Alternative Satisfaction have been fully performed by Borrowers; or (ii) the date that Lender is paid in full pursuant to this Forbearance Agreement. In the event any of the terms of the Satisfaction or the Alternative Satisfaction, as applicable, are not performed by Borrowers on or prior to the date and time performance is required, then Sunset’s obligation to forbear will immediately cease and Sunset shall be entitled to undertake execution for all sums due on the aforementioned $62.0 million judgment plus post-judgment interest thereon and to pursue all remedies allowed by law, including, without limitation, a private sale of the stock of Transcontinental Realty Investors, Inc. pledged under the three Stock Pledge Agreements (“Stock Pledge Agreements”) dated on or about September 17, 2001, described as the ART Stock Pledge Agreement, BCM Stock Pledge Agreement and EQK Stock Pledge Agreement, as such terms are defined in that certain Loan Agreement dated September 17, 2001 (“Loan Agreement”) among certain of the Borrowers and Lender pursuant to the terms of such Stock Pledge Agreements. Sunset will give written notice of the termination of its forbearance obligations under this agreement by fax and Federal Express to Jay LaJone at 1750 Valley View Lane, Suite 120, Dallas, Texas 75234, Fax # 204/853-5768. In determining default, time is of the essence, and any default, not just a material default, will terminate Sunset’s duty to forbear.
     2. Until such time as all of the obligations of the Borrowers to Sunset have been fully paid and performed, the aforementioned $62.0 million judgment and post-judgment interest
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thereon will be secured by; (a) a pledge (the “TCI Stock Pledge”) of not less than 44% of all of the issued and outstanding capital stock of Transcontinental Realty Investors, Inc. (“TCI”) from time to time; and (b) an assignment of all of the rights of Prime Income Asset Management, LLC, Triad Realty Investors, L.P., Regis Realty I, LLC, and Syntek West, Inc. (“Replacement Managers”) under the eight agreements referred to in Exhibit A attached hereto (“Replacement Agreements”) and proceeds thereof. All of the provisions of the Loan Agreement, Stock Pledge Agreements, and the Security Agreement dated September 17, 2001 as such terms are defined in the Loan Agreement (“Security Agreement”) shall continue in full force and effect with respect to the obligations of the Borrowers to pay the S62.0 million judgment and post-judgment interest thereon. In addition, within twenty-one (21) days following the request of Sunset from time to time, the Borrowers will execute and deliver all additional agreements and modifications of the existing agreements that evidence and secure the obligations of each of the respective Borrowers to Sunset, including, without limitation, the Loan Agreement, the Stock Pledge Agreements, and the Security Agreement, reasonably requested and submitted to the Borrowers for execution by Sunset in order to evidence and confirm the applicability of all of the provisions of the applicable Loan Agreement, Security Agreement and Stock Pledge Agreements to the obligation of the Borrowers to pay the $62.0 million judgment and post-judgment interest thereon and in order to cause such judgment and post-judgment interest to be secured by, among other things, a collateral assignment of all of the rights of the Replacement Managers. Without limiting the generality of the preceding, the Borrowers will cause a minimum of 44% of the stock of TCI to be pledged as collateral for payment of the Judgment and post-judgment interest thereon, and upon request of Sunset, the Borrowers will execute and deliver irrevocable proxies that give Sunset the same right to vote all of the pledged shares of TCI that Sunset currently has under the Irrevocable Proxies dated June 7
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2002. Sunset acknowledges that the Advisory, Management and Brokerage Agreements described on Exhibit A to Security Agreement dated as of September 4, 2001 have been replaced with the Replacement Agreements and agrees that the replacement of the agreements that were collaterally assigned to Sunset under the General Security Agreement by the Replacement Agreements will not be a default that entitles Sunset to terminate its forbearance obligations under this Agreement so long as the Borrowers perform all of their obligations under this Paragraph.
     3. The U.S. District Court for the Eastern District of Texas, Sherman Division shall retain jurisdiction until the Judgment is satisfied and any dispute regarding this Forbearance Agreement or the Judgment shall be determined by a bench trial in that Court. Borrowers and Replacement Managers expressly waive any right to a jury trial. The Replacement Managers expressly consent to the jurisdiction of the United States District Court for the Eastern District of Texas.
     4. The sums to be paid to Lender shall be allocated as set forth by Lender in Exhibit B, attached hereto.
 II.
SATISFACTION
     5. The Judgment may be satisfied by the payment of S40.0 million (the “Reduced Balance”), plus simple interest at the rate of 10% per annum until September 17, 2008, and at the rate of 12% simple interest per annum thereafter, until satisfied, under the terms set forth below:
     6. Borrowers shall pay Sunset the sum of $ 1.8 million by a wire transfer of immediately available federal funds to the account identified in Exhibit C attached hereto by September 28, 2007. In addition, Borrowers shall pay or cause to be paid to Sunset at least S8.2 million or the
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entire amount currently being held by Charles Brewer, Trustee for ART Williamsburg, Inc., whichever is greater, on or before October 1, 2007.
     7. Borrowers shall pay $5.0 million to Sunset on or before October 18, 2007.
     8. Thereafter, Borrowers shall make seven (7) quarterly payments to Sunset as follows: (a) S3.0 million on or before January 18, 2008; (b) another $3.0 million on or before April 18, 2008; (c) another S3.0 million on or before July 18, 2008; (d) another S3.0 million on or before October 18, 2008; (e) another S3.0 million on or before January 19, 2009; (f) another S3.0 million on or before April 18, 2009; (g) and another $3.0 million on or before July 19, 2009. Each such payment shall be applied first to all accrued interest on the outstanding Reduced Balance.
     9. Borrowers shall make a final payment on or before October 19, 2009 in the amount necessary to pay Sunset an amount equal to the excess of the Reduced Balance and all accrued and unpaid interest thereon over the aggregate sum of the principal payments previously made to Sunset under this Agreement.
III.
ALTERNATIVE SATISFACTION
     10. In lieu of the Satisfaction provided in Paragraphs 5 through 9 above, Borrowers may satisfy the aforementioned $62.0 million Judgment with a payment of $38.5 million (rather than $40.0 million) (the “Alternative Reduced Balance”) if: (a) the Borrowers pay Sunset and Sunset has received in immediately available federal funds all of the payments referred to in Paragraphs 6 and 7 above as and when due; plus (b) an amount equal to the excess of the sum of $17.5 million over the amount of all of the payments referred to in Paragraphs 6 and 7 above; provided however, as long as the payment referred to in subparagraph (b) received within five (5) days of October 18, 2007, the
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remaining provisions of this Section shall apply; (c) the Borrowers pay Sunset, and Sunset has received, in immediately available federal funds on or before the due dates the aggregate sum of $21.0 million together with all accrued, and unpaid interest on the outstanding Alternative Reduced Balance, payable in the same quarterly installments and at the same times as the quarterly installments set forth in Paragraph 8 above; and (d) Borrowers shall make a final payment on or before October 19, 2009 in the amount necessary to pay Sunset an amount equal to the excess of the Alternative Reduced Balance and all accrued and unpaid interest thereon over the aggregate sum of the principal payments previously made to Sunset under this Agreement .
     11. The Borrowers shall not be entitled to any notice of default in the event of a failure to pay any sums due to Sunset as and when due. In the event any such failure has not been fully cured by a payment of immediately available federal funds to Sunset within five (5) calendar days of the due date, such failure shall terminate all of Sunset’s forbearance obligations under this Agreement In the event the Borrowers default in the performance of any of their obligations other than the obligation to pay sums due to Sunset as and when due, then Sunset will have the right to terminate its forbearance obligations under this Agreement as a result of such default, only if Sunset gives the Borrowers a written notice of such default and the Borrowers fail to cure such default following such notice: (i) within the applicable curative period provided for defaults of that kind under the Loan Agreement; or (ii) five (5) days, whichever is greater.
     12. In the event that Borrowers fail to satisfy all of the requirements of the Satisfaction or Alternative Satisfaction, all payments made by the Borrowers to Sunset under this Agreement shall in any event be credited against accrued and unpaid interest on the aforesaid $62.0 million Judgment and then to the unpaid principal balance of the Judgment. Any unpaid interest due and payable to Sunset shall be compounded monthly. Borrowers shall pay all reasonable attorneys fees, cost and
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expenses arising out of any dispute arising and/or regarding this Forbearance Agreement or the Judgment
     13. Borrowers release any claim against Lender related to the loan (“Loan”) that is the subject of this litigation. Lender hereby releases any claim it may have against Bennett, Weston & LaJone P.C. and Jay LaJone related to the Loan or any opinion given in connection therewith.
     14. Delay or failure to exercise any option or right shall not constitute a waiver of the right to exercise same at any time thereafter or in the event of any continuing or subsequent default.
     15. The acceptance of any payment hereunder which is less than payment of all amounts then due and payable shall not constitute a waiver of any of the rights or options of the holder hereof or to the exercise of those rights and options at the time of such acceptance or at any subsequent time. Principal, interest and other sums shall be payable by Borrower in lawful money of the United States of America in immediately available funds free and clear of, and without deduction for, any present or future taxes, withholdings or costs or reserves. No payment shall be deemed to have been received by Lender unless it consists of cash or other immediately available funds, All payments shall be wired. Any payment received after noon on a day shall not be deemed to have been received until the next business day.
     16. In the event that suit is brought hereon, or any attorney is employed or expenses are incurred by Lender in connection with the Loan whether or not any suit, proceeding or any judicial or non-judicial foreclosure proceeding is commenced, Borrower promises to pay all such expenses and reasonable attorneys’ fees, including, without limitation, any attorneys’ fees incurred in any bankruptcy proceeding.
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     17. No waiver by Lender of any right or remedy shall be effective unless in writing and signed by Lender, and no such waiver, on any occasion, shall be construed as a waiver on any other occasion. Borrower waives any right of offset now or hereafter existing against the holder hereof.
     18. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     [THIS PORTION OF DOCUMENT DELIBERATELY LEFT BLANK]
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Dated: Tyler, Texas
              September 18, 2007

PARTIES:

Lender:	Sunset Management, LLC

By:	/s/ John K. Baldwin

John K. Baldwin

Borrowers:	EQK Holdings, Inc.
American Realty Trust, Inc.
Basic Capital Management, Inc.
American Realty Investors, Inc.
ART Williamsburg, Inc.
Syntek West, Inc.
Triad Realty Services, Ltd.
Regis Realty, Inc.

EQK Holdings, Inc.
American Realty Trust, Inc.
Basic Capital Management, Inc.
American Realty Investors, Inc.
ART Williamsburg, Inc.
Regis Realty, Inc.

By:	/s/ A. Cal Rossi

A. Cal Rossi
Authorized Agent
Regis Realty I, LLC
Triad Realty Investors, L.P.
Syntek West, Inc.
Triad Realty Services, Ltd.

By:	/s/ Gene E. Phillips

Gene E. Phillips
Authorized Agent
Regis Realty I
Prime Asset Management, Inc

By:	/s/ A. Cal Rossi

A. Cal Rossi
Authorized Agent
FORBEARANCE AND SETTLEMENT AGREEMENT — Page 9

EXHIBIT A
ADVISORY, CONSULTING, MANAGEMENT
and BROKERAGE AGREEMENTS
TCI
     1. Advisory Agreement between Transcontinental Realty Investors, Inc. (“TCI”) and Prime Income Asset management, LLC
          (“Prime”) dated October 1, 2003.
     2. Consulting and Management Agreement (Residential) dated July 1, 2007 with TCI and Triad Realty Investors, L.P. (“Triad”).
     3. Consulting and Management Agreement (“Commercial”) dated July 1, 2007 between TCI and Triad.
     4. Brokerage Agreement dated June 28, 2002 between TCI and Regis Realty I, LLC (“Regis”).
IORI
     1. Advisory Agreement between Income Opportunity Realty Investors, Inc. (“IORI”) and Syntek West, Inc. (“Syntek”) dated July 1, 2003.
     2. Consulting and Management Agreement between IORI and Triad (Residential) dated July 1, 2002.
     3. Consultant and Management Agreement between IORI and Triad (Commercial) dated July 1, 2003.
     4. Brokerage Agreement between IORI and Regis dated June 28, 2002.

EXHIBIT B
ALLOCATION

$15,000,000.00	Principal
1,500,000.00	Late Charge
10,000,000.00	Exit Fee
3,000,000.00	Legal Fees and Expenses
11,500,000.00	Interest

$40,000,000.00	TOTAL

EXHIBIT C
WIRING INSTRUCTIONS

Bank Name:

ABA #:

Account #: